Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 1, 2012, Power Integrations, Inc., a Delaware corporation (the “Company”), through its subsidiaries Power Integrations Netherlands B.V., a Dutch company, and Power Integrations Limited, a Cayman Islands company, completed the acquisition of CT Concept Technologie AG ("Concept" or "Concept Group"), a Swiss company, by acquiring all of the outstanding shares of its Swiss parent companies Concept Beteiligungen AG and CT-Concept Holding AG (the “Acquisition”), pursuant to the Share Purchase Agreement ("Purchase Agreement") described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2012.

For the purpose of the unaudited pro forma combined condensed financial statements, the acquisition was assumed to have occurred as of January 1, 2011 with respect to the unaudited pro forma combined condensed statement of income, and as of December 31, 2011 with respect to the unaudited pro forma combined condensed balance sheet. The pro forma financial statements reflect the currency translation from Swiss francs to US dollars for the Concept historical financial statements. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

The acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 - Business Combinations. Under the acquisition method of accounting, the total purchase consideration of the acquisition is allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill. The purchase price allocation is preliminary since the valuation of the net tangible and identifiable intangible assets is still being finalized. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Any revisions to the purchase price allocation are not expected to have a material impact on the statements of income.

The unaudited pro forma combined condensed financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future. The unaudited pro forma combined condensed statement of income does not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition.

The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012 and quarterly report on Form 10-Q for the quarter ended March 31, 2012 filed on May 8, 2012, as well as the historical consolidated financial statements and related notes of Concept that are attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

POWER INTEGRATIONS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(In thousands)

	As of December 31, 2011
	Power Integrations	Concept	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$139,836	$6,336	$(124,957)	(a)	$21,215
Short-term marketable securities	40,899	—	—		40,899
Accounts receivable, net	9,396	2,809	—		12,205
Inventories	52,010	6,533	4,044	(b)	62,587
Deferred tax assets	892	—	—		892
Prepaid expenses and other current assets	7,068	2,961	—		10,029
Total current assets	250,101	18,639	(120,913)		147,827
LONG-TERM MARKETABLE SECURITIES	32,041	—	—		32,041
PROPERTY AND EQUIPMENT, net	88,241	5,787	(3,443)	(c)	90,585
			989	(b)	989
INTANGIBLE ASSETS, net	8,852	—	44,050	(d)	52,902
GOODWILL	14,786	—	66,420	(d)	81,206
DEFERRED TAX ASSETS	12,387	—	—		12,387
OTHER ASSETS	26,511	2,253	(2,253)	(c)	26,511
Total assets	$432,919	$26,679	$(15,150)		$444,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,532	$758	$—		$17,290
Accrued payroll and related expenses	5,911	97	—		6,008
Deferred income on sales to distributors	7,883	—	—		7,883
Deferred tax liabilities	—	—	1,011	(e)	1,011
Other accrued liabilities	2,305	2,113	—		4,418
Total current liabilities	32,631	2,968	1,011		36,610
LONG-TERM INCOME TAXES PAYABLE	34,368	1,026	—		35,394
DEFERRED TAX LIABILITIES	—	2,319	3,696	(e)	6,015
OTHER LIABILITIES	—	509	—		509
Total liabilities	66,999	6,822	4,707		78,528
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	28	106	(106)	(f)	28
Additional paid-in capital	158,646	—	—		158,646
Accumulated other comprehensive income / (loss)	50	(614)	614	(f)	50
Retained earnings	207,196	20,365	(20,365)	(f)	207,196
Total stockholders’ equity	365,920	19,857	(19,857)		365,920
Total liabilities and stockholders’ equity	$432,919	$26,679	$(15,150)		$444,448

POWER INTEGRATIONS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
(In thousands, except per share amounts)

	For the Year Ended December 31, 2011
	Power		Pro Forma		Pro Forma
	Integrations	Concept	Adjustments		Combined
NET REVENUES	$298,739	$32,690	$—		$331,429
COST OF REVENUES	158,093	14,266	2,240	(g)	174,599
			4,044	(g)	4,044
GROSS PROFIT	140,646	18,424	(6,284)		152,786

OPERATING EXPENSES:
Research and development	40,295	1,666	—		41,961
Sales and marketing	32,624	1,930	4,373	(g)	38,927
General and administrative	24,508	3,018	(414)	(h)	27,112
Total operating expenses	97,427	6,614	3,959		108,000
INCOME FROM OPERATIONS	43,219	11,810	(10,243)		44,786
OTHER INCOME
Other income (expense), net	1,876	(1,510)	—		366
Total other income (expense)	1,876	(1,510)	—		366
INCOME BEFORE PROVISION FOR INCOME TAXES	45,095	10,300	(10,243)		45,152
PROVISION FOR INCOME TAXES	10,804	2,040	(2,561)	(i)	10,283
NET INCOME	$34,291	$8,260	$(7,682)		$34,869

EARNINGS PER SHARE:
Basic	$1.20				$1.22
Diluted	$1.14				$1.16

SHARES USED IN PER SHARE CALCULATION:
Basic	28,609				28,609
Diluted	29,964				29,964

NOTE 1. BASIS OF PRO FORMA PRESENTATION

On May 1, 2012, Power Integrations, Inc., a Delaware corporation (the “Company”), through its subsidiaries Power Integrations Netherlands B.V., a Dutch company, and Power Integrations Limited, a Cayman Islands company, closed the acquisition of CT Concept Technologie AG, a Swiss company, by acquiring all of the outstanding shares of its Swiss parent companies Concept Beteiligungen AG and CT-Concept Holding AG (the “Acquisition” or "Concept"), pursuant to the Share Purchase Agreement.

The unaudited pro forma combined condensed balance sheet as of December 31, 2011 is based on the historical financial statements of the Company and Concept after giving effect to the acquisition adjustments resulting from the acquisition of Concept, and adjustments to conform with US GAAP. The unaudited pro forma combined balance sheet as of December 31, 2011 is presented as if the acquisition had occurred on December 31, 2011.

The unaudited pro forma combined condensed statement of income for the year ended December 31, 2011 is based on the historical financial statements of the Company for the year then ended and Concepts financial statement for the year then ended after giving effect to the acquisition adjustments and adjustments to conform with US GAAP. The unaudited pro forma combined condensed statement of income is presented as if the acquisition had occurred on January 1, 2011.

NOTE 2. PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION

The following table summarizes the cash paid and preliminary estimated fair values of the assets acquired and the liabilities assumed as if the acquisition of Concept occurred on December 31, 2011.

		Total Amount
Assets Acquired		(in thousands)
	Cash	$12,033
	Accounts receivable	2,809
	Inventories	10,577
	Prepaid expenses and other current assets	2,961
	Property and equipment, net	3,333
	Intangible assets:
	Developed technology	23,750
	Tradename	3,600
	Customer relationships	16,700
	Goodwill	66,420
	Total assets acquired	142,183
Liabilities assumed
	Accounts payable	758
	Accrued payroll and related expenses	97
	Other accrued liabilities	2,113
	Long term taxes payable	1,026
	Deferred tax liabilities	7,027
	Other liabilities	509
	Total liabilities assumed	11,530
	Total purchase price	$130,653

The fair value of intangible assets of $44.1 million has been allocated to the following three asset categories: 1)developed technology, 2) tradename and 3) customer relationships. The first two will be amortized on a straight line basis over the estimated useful life of the assets. The third intangible asset, customer relationships, will be amortized on an accelerated basis over the estimated life of the asset. The following table represents details of the purchased intangible assets as part of the acquisition:

	Fair Value Amount	Estimated Useful Life	Pro Forma First Year Amortization
	(in thousands)	(in years)	(in thousands)
Developed technology	$23,750	4 -12	$2,240
Tradename	3,600	2	1,800
Customer relationships	16,700	10	2,573
Total Concept intangibles	$44,050		$6,613

The fair value of the identifiable intangible assets: developed technology, tradename and customer relationships were determined based on the following approach.

Developed Technology: The value assigned to the acquired developed technology was determined using the income approach. The royalty savings were estimated by applying an estimated royalty rate to the projected revenues for Concept. The selected royalty rate for the developed technology was based on the Company's analysis of comparable technology, royalty rate indications, and licensing agreements for comparable technologies. The royalty savings were then adjusted for taxes and discounted to present value. The fair value of developed technology was capitalized as of the acquisition date and will be amortized using a straight-line method to cost of revenues over the estimated remaining life of 4 - 12 years.

Tradename: The value assigned to Concept's tradename was determined using the income approach. The present value of the expected after-tax royalty savings was added to the sum of the expected amortization tax benefit. The royalty rate was selected based on an analysis of comparable tradename agreements. In addition, the rate was adjusted based on an analysis of Concept's projected performance and the importance of the tradename to the industry. The selected royalty rate was then applied to the projected revenues for the tradename. The fair value of the tradename was capitalized as of the acquisition date and will be amortized using a straight-line method to sales and marketing expenses over the estimated period of use of 2 years.

Customer Relationships: An intangible customer relationship asset was recognized to the extent that the Company was expected to benefit from future revenues reasonably anticipated given the history and operating practices of Concept. The value assigned to customer relationships was determined using the income approach. Forecasted cash flows derived from the acquired customer relationships, net of returns on contributory assets, were discounted to present value. Expectations related to future customer retention were based on historical data and a long-term forecast was constructed based on the Company's financial projections and expectations. The associated income taxes were based on an assumed tax rate of a hypothetical buyer. The net income was then charged for the required returns of debt-free working capital, net fixed and other assets, developed technology and tradename to derive the residual cash flows related to the customer relationships acquired. The residual cash flows were then discounted to present value. The fair value of customer relationships was capitalized as of the acquisition date and will be amortized on an accelerated basis to sales and marketing expenses over the estimated remaining life of 10 years.

The acquisition furthers the company's strategic aim to offer highly integrated high-voltage power-conversion products across the widest possible range of power levels and applications. While Power Integrations has historically focused on power supplies up to 500 watts of output, CONCEPT products address higher-power applications, such as industrial motors and renewable energy systems. As such, the combination is complementary to Power Integrations' existing business. Furthermore, Concept also has an expanding addressable market and a growing, profitable revenue stream that are consistent with Power Integrations' financial goals/targets.

NOTE 3. CONCEPT FINANCIAL STATEMENTS

The historical financial statements of Concept as of and for the year ended December 31, 2011 presented in the unaudited pro forma combined condensed financial statements were derived from the audited consolidated financial statements included in Exhibit 99.1 of this Form 8-K/A. The consolidated financial statements of Concept were prepared in accordance with Swiss GAAP FER. The reconciliation of net income and shareholder’s equity from Swiss GAAP FER to US GAAP is presented under Note 22 of the notes to consolidated financial statements of Concept from which the first column in the statements presented below has been derived. The financial information presented below in Swiss Francs has been translated to US dollars using the closing exchange rate at December 31, 2011 of $1.06 for the balance sheet amounts, and the average exchange rate for the year ended December 31, 2011 of $1.13 for the statement of income amounts, for purposes of this pro forma presentation. Certain amounts in the consolidated historical financial statements of Concept have been reclassified in the financial information below to conform to US GAAP and the Company’s financial statement presentation.

CONSOLIDATED BALANCE SHEET (presented in accordance with US GAAP, in thousands)
	Concept
	As of December 31, 2011
	In Swiss Francs	In US Dollars
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	5,954	$6,336
Accounts receivable, net	2,640	2,809
Inventories	6,138	6,533
Prepaid expenses and other current assets	2,782	2,961
Total current assets	17,514	18,639
PROPERTY AND EQUIPMENT, net	5,437	5,787
OTHER ASSETS	2,117	2,253
Total assets	25,068	$26,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	712	$758
Accrued payroll and related expenses	90	97
Other accrued liabilities	1,986	2,113
Total current liabilities	2,788	2,968
LONG-TERM INCOME TAXES PAYABLE	964	1,026
DEFERRED TAX LIABILITIES	2,179	2,319
OTHER LIABILITIES	479	509
Total liabilities	6,410	6,822
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	100	106
Accumulated other comprehensive loss	(577)	(614)
Retained earnings	19,135	20,365
Total stockholders’ equity	18,658	19,857
Total liabilities and stockholders’ equity	25,068	$26,679

CONSOLIDATED STATEMENT OF INCOME (presented in accordance with US GAAP, in thousands)
	Concept
	For the Year Ended December 31, 2011
	In Swiss Francs	In US Dollars
NET REVENUES	29,023	$32,690
COST OF REVENUES	12,674	14,266
GROSS PROFIT	16,349	18,424

OPERATING EXPENSES:
Research and development	1,475	1,666
Sales and marketing	1,720	1,930
General and administrative	2,669	3,018
Total operating expenses	5,864	6,614
INCOME FROM OPERATIONS	10,485	11,810
OTHER INCOME
Other income / (expense), net	(1,246)	(1,510)
Total other income (expense)	(1,246)	(1,510)
INCOME BEFORE PROVISION FOR INCOME TAXES	9,239	10,300
PROVISION FOR INCOME TAXES	1,770	2,040
NET INCOME	7,469	$8,260

NOTE 4. PRO FORMA ADJUSTMENT

The historical financial information has been adjusted to give the effect to pro forma events that are 1) directly attributable to the acquisition, 2) factually supportable, and 3) with respect to the statement of income, expect to have continued impact on the combined results of the companies. The following pro forma adjustments are included in the unaudited pro forma combined condensed financial statements.

a)	To record the $130.7 million total cash used to fund the acquisition of Concept, including cash assumed, less $5.7 million withheld to settle shareholder obligations, per the Purchase Agreement.

b)	To reflect the estimated fair value of inventory and property plant and equipment acquired at December 31, 2011.

c)	To adjust for the related assets of Concept not acquired by the Company as per the Purchase Agreement.

d)	To record the estimated fair value of identifiable intangible assets and goodwill from the acquisition of Concept.

e)	To record long-term and short-term deferred tax liabilities for intangible assets acquired and an inventory and property plant and equipment markup.

f)	To eliminate the historical stockholders' equity of Concept.

g)	To record amortization of the fair value of identifiable intangible assets and additional cost of revenues related to the inventory markup from the acquisition of Concept.

h)	To record the elimination of previously recorded non-recurring acquisition related costs for the year ended December 31, 2011.

i)	To record the tax effect of the pro forma adjustments (g) and (h) calculated at the statutory rate of 25%.